As filed with the Securities and Exchange Commission on August 5, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRIPADVISOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	80-0743202
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

141 Needham Street

Newton, MA 02464

(Address of principal executive offices) (Zip code)

TRIPADVISOR, INC. 2011 STOCK AND ANNUAL INCENTIVE PLAN

(Full title of the plan)

Seth Kalvert

Senior Vice President, General Counsel and Secretary

TripAdvisor, Inc.

141 Needham Street

Newton, MA 02464

(Name and address of agent for service)

(617) 670-6300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)(4)
Common Stock, par value $0.001 per share, of TripAdvisor, Inc.	15,000,000 shares	$73.38	$1,100,700,000.00	$150,135.48

(1)	This Registration Statement registers the issuance of an additional 15,000,000 shares of common stock of TripAdvisor, Inc., par value $0.001 per share, issuable under the TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan, as amended.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(3)	Estimated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the high and low sales prices of shares of the Registrant’s common stock on The NASDAQ Global Select Market on July 29, 2013.
(4)	Calculated by multiplying 0.00013640 by the proposed maximum aggregate offering price.

EXPLANATORY NOTE

We are filing this Registration Statement to register an additional 15,000,000 shares of our common stock, par value $0.001 per share (“Common Stock”), for issuance under our 2011 Stock and Annual Incentive Plan, as amended (the “2011 Incentive Plan”). The increase in the number of shares authorized for issuance under the 2011 Incentive Plan was approved by our stockholders at our annual meeting held on June 28, 2013. On December 20, 2011, we filed Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File No. 333-178637) (the “Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”), registering a total of 17,500,000 shares of our Common Stock, of which 17,400,000 shares were issuable in connection with grants of equity-based awards under our 2011 Incentive Plan (7,400,000 of which shares were originally registered on the Form S-4 and 10,000,000 of which shares were first registered on the Prior Registration Statement) and 100,000 shares were issuable under our Deferred Compensation Plan for Non-Employee Directors.

This Registration Statement relates to additional securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed on February 15, 2013, as amended by Amendment No. 1 thereto on Form 10-K/A, as filed on April 30, 2013;

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2013 and June 30, 2013, as filed on May 9, 2013 and July 24, 2013, respectively;

(c) The Registrant’s Current Reports on Form 8-K filed on each of February 12, 2013, April 26, 2013, June 25, 2013 and July 5, 2013 (other than the portions of those documents not deemed to be filed); and

(d) The description of Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed on December 5, 2011, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report.

Any statement contained in this Registration Statement, in an amendment hereto or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed amendment to this Registration Statement or in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

ITEM 8.	EXHIBITS

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-35362), filed with the Commission on December 27, 2011)

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K (File No. 001-35362), filed with the Commission on December 27, 2011)

4.3	Amendment No. 1 to the Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-35362), filed with the Commission on February 12, 2013)

4.4	Specimen Certificate evidencing shares of common stock (incorporated by reference to Exhibit 4.6 of the Registrant’s Amendment No. 2 to Registration Statement on Form S-4 (File No. 333-175828-01), filed with the Commission on October 24, 2011)

5.1	Opinion of Goodwin Procter LLP as to the legality of the shares

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1	Power of Attorney (included in the signature page hereto)

99.1	TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan (incorporated by reference to Exhibit 4.5 of the Registrant’s Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File No. 333-178637), filed with the Commission on December 20, 2011)

99.2	First Amendment to TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35362), filed with the Commission on July 24, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, State of Massachusetts, on August 5, 2013.

TRIPADVISOR, INC.

By:	/s/ Stephen Kaufer
Name:	Stephen Kaufer
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen Kaufer, Julie M.B. Bradley and Seth Kalvert and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on August 5, 2013.

Signature	Title

/s/ Stephen Kaufer	Chief Executive Officer, President and Director
Stephen Kaufer	(Principal Executive Officer)

/s/ Julie M.B. Bradley	Chief Financial Officer
Julie M.B. Bradley	(Principal Financial and Accounting Officer)

/s/ Gregory B. Maffei	Director
Gregory B. Maffei

/s/ Jonathan F. Miller	Director
Jonathan F. Miller

/s/ Jeremy Philips	Director
Jeremy Philips

/s/ Christopher W. Shean	Director
Christopher W. Shean

/s/ Sukhinder Singh Cassidy	Director
Sukhinder Singh Cassidy

/s/ Robert S. Wiesenthal	Director
Robert S. Wiesenthal

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-35362), filed with the Commission on December 27, 2011)

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K (File No. 001-35362), filed with the Commission on December 27, 2011)

4.3	Amendment No. 1 to the Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-35362), filed with the Commission on February 12, 2013)

4.4	Specimen Certificate evidencing shares of common stock (incorporated by reference to Exhibit 4.6 of the Registrant’s Amendment No. 2 to Registration Statement on Form S-4 (File No. 333-175828-01), filed with the Commission on October 24, 2011)

5.1	Opinion of Goodwin Procter LLP as to the legality of the shares

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1	Power of Attorney (included in the signature page hereto)

99.1	TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan (incorporated by reference to Exhibit 4.5 of the Registrant’s Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File No. 333-178637), filed with the Commission on December 20, 2011)

99.2	First Amendment to TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35362), filed with the Commission on July 24, 2013)

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